CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement File Nos. 333-61487, 333-134831, and 333-195643, on Form S-8 of Norwood Financial Corp. of our reports dated March 13, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of Norwood Financial Corp. for the year ended December 31, 2014.

Wexford, Pennsylvania
March 13, 2015

S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania  15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345